POWER OF ATTORNEY
      I, the undersigned, hereby constitute and appoint any one of A. Ventresca or S.
Graff, my true and lawful attorney for me and in my name to sign or certify and file, or cause to be filed, with the appropriate authority any and all reports or profiles, in paper format or electronic format, relating to my ownership, direction, control or trading in the securities of Nortel Networks Corporation (hereinafter referred to as the "Corporation")
and/or any of the Corporation's subsidiaries, affiliates, associates, and/or any company of which any of the foregoing corporations is an insider, which are required to be filed pursuant to the provisions of the Canada Business Corporations Act, the Securities Act
(Ontario) or similar legislation of all or any of the provinces of Canada, and the regulations made pursuant thereto, the Securities Exchange Act of 1934 of the United States of
America, and regulations and rules made pursuant thereto, and/or the laws, regulations and rules of any other jurisdictions in which such reports or profiles must be filed, as a consequence of my being, or being deemed to be, an insider of the Corporation and/or any of the Corporation's subsidiaries, affiliates, associates, and/or any company of which any
of the foregoing corporations is an insider.   I hereby revoke any power of attorney
heretofore made in this regard.  This power of attorney shall remain effective until revoked in writing.
                Toronto                        Ontario
DATED at
        (City/Town)        (State/Province)
        23rd                        September, 2010
This         day of                        .
        (day)                (month  year)
                /s/ Greg Cote
                Signature
                Gregory Richard Cote
                (Please print full name)
WITNESS:        /s/ Jennifer Stam
        Signature
                  Jennifer Stam
        (Please print full name)